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                                                                    Exhibit 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2002, with respect to the consolidated financial statements of Coltec Industries Inc included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-82800) and related Prospectus of Goodrich Corporation for the registration of $300 million 7.5% Notes due 2008.

                                                           /s/ ERNST & YOUNG LLP

Charlotte, North Carolina
April 9, 2002